Exhibit 10.5

Certain information identified by [***] has been omitted from this exhibit because it is both not material and is the type that the registrant treats as private or confidential.

SPONSORSHIP AGREEMENT

BETWEEN:

SA HOLIDAY, INC, owner of Saul Alvarez Barragan or Canelo (“TALENT”)’s personality rights, having its principal place of business at [***], USA (the “COMPANY ”) AND Gaming Technologies, Inc. owner of VALE (“BRAND”)´s rights, having its registered office at 413W 14TH ST, New York, NY 10014, USA. (“CLIENT”), (the COMPANY, TALENT , BRAND and CLIENT together the “Parties” and each a “Party”).

WITNESSETH:

1.	WHEREAS the CLIENT is well known as a U.S. company to develop games, license third-party games for distribution, and operates a proprietary gaming platform that enables B2B partners to establish online gambling presence.

2.	WHEREAS the BRAND is well known as VALE. BRAND is 100% owned by the CLIENT and is licensed to offer online casino and sports betting.

3.	WHEREAS the COMPANY is the exclusive owner of TALENT’s personality rights and shall provide the services of the TALENT and grant, on his behalf, the rights set out in this Agreement.

4.	WHEREAS the CLIENT and the COMPANY wish to set forth in this Agreement the terms and conditions upon which the COMPANY agrees to endorse the BRAND’s products and the conditions governing CLIENT´S right to use the name, photographs, images and other items identifying the TALENT to promote the BRAND

5.	WHEREAS the TALENT is a famous multiple world champion boxer of Mexican nationality.

6.	WHEREAS the CLIENT wishes to get TALENT’s cooperation in relation to its promotion for the BRAND

NOW, THEREFORE, in consideration of their mutual covenants hereinafter, the Parties agree as follows:

1.	Term of Agreement:

1.1.	Initial Term.. The term of this Agreement will commence as of the date of this Agreement (“Effective Date”) and continue in full force and effect for a period of one (1) year (“Initial Term”).

2.	Services:

2.1.	During the Term of the Agreement, the COMPANY shall furnish the following services:

2.1.1.	Use TALENT´s image (including but not limited to images obtained pursuant to 2.1.2 and 2.1.3 below) in BRAND’s (or any of its subsidiaries’) advertising campaigns, within the territory, for 12 months;

2.1.2.	1 photoshoot with TALENT (to occur no earlier than June 1, 2021);

2.1.3.	A television commercial or spot featuring TALENT for broadcast, pay TV, internet (e.g., BRANDS’s web site(s), YouTube, etc.) and social networks;

2.1.4.	BRAND’s logo on TALENT´s shorts position: back under the belt for 1 fight between TALENT Alvarez vs. Billy Joe Saunders on May 8th 2021 (or any date to which the fight may be postponed) (the “FIGHT”) (exhibit A);

2.1.5.	6 VIP tickets for fight night MAY 8th 2021;

2.1.6.	TALENT to publish 24 total social media posts per year in collaboration with the BRAND (including both “stories” and “feed”) on TALENT’s Facebook, Instagram and Twitter accounts;

2.1.7.	Placement of the BRAND logo on TALENT’s official page www.caneloteam.com;

2.1.8.	12 pairs of boxing gloves signed by the TALENT;

2.1.9.	Press release with TALENT to present the TALENT and BRAND alliance;

2.1.10.	A video from TALENT giving the welcome to the BRAND prior to the FIGHT; and

2.1.11.	The opportunity to negotiate a separate agreement for TALENT to wear BRAND logo on TALENT’s boxing trunks for his other bouts occurring within the Initial Term.

3.	Campaign Materials:

3.1.	During the Term, BRAND shall have the right to produce and publicize the following materials, subject to Talent’s reasonable final approval (collectively, the “Campaign Materials”):

3.1.1.	An unlimited number of advertising, promotional, publicity and other materials of any kind and in any format for use in the “Media” (as defined below).

3.1.2.	Print advertisements: billboards, newspapers, and magazines (covers excluded).

3.1.3.	Digital materials to be distributed/used on the internet, in new media, in interactive media, or in any combination of the foregoing website and social media channels (covers of digital magazines or newspapers excluded).

3.1.4.	Social media posts, updates and content (collectively, the “Social Media Posts”).

3.1.5.	The use of TALENT´s image on the BRAND’s website.

3.2.	CLIENT shall have no right to use the Campaign Materials or TALENTS’s name, image, likeness, or any intellectual property of TALENT or COMPANY for any purpose other than promotion of BRAND.

3.3.	Promotional rights of the CLIENT:

3.3.1.	All press releases, photographs, videos and final images shall be subject to TALENT’s prior written approval (not to be unreasonably withheld), either directly or through the COMPANY.

3.3.2.	TALENT shall have three (3) calendar days from receipt of CLIENTS’s requests for approval (as described in 3.2.1), either directly or through the COMPANY, for approval of the photographs, videos or any other images to examine and two (2) days for approval of press releases and either approve or disapprove such submission. The COMPANY shall procure that TALENT shall notify the CLIENT of his decision via email a designated representative of the CLIENT. In the event that TALENT has not made his determination as to approval or disapproval within three (3) calendar days of receipt of CLIENT’s request for approval, either directly or through the COMPANY, TALENT’s approval shall be deemed granted.

3.3.3.	If any submission is disapproved, the COMPANY shall procure that TALENT shall advise the CLIENT of the specific reasons for such disapproval, and, without limiting TALENT’s approval rights hereunder, the CLIENT shall be permitted to make a new submission taking into account TALENT’s concerns.

3.3.4.	Talent shall be entitled to a meaningful right of consultation with respect to:

3.3.4.1.	The scripts for any Commercials;

3.3.4.2.	Any Still Photos of Talent;

3.3.4.3.	Talent’s wardrobe; and

3.3.4.4.	Talent’s hair and make-up.

3.4.	Work Session:

3.4.1.	Scheduling. Production Days, photo shoots, be referred to herein as a “Work Session.” The CLIENT will have 1 work session, not exceeding 10 consecutive hours, with the TALENT to shoot all the Campaign Materials. The Work Session shall occur on a dates, at times, and at locations to be determined by CLIENT, subject to TALENT’s availability and reasonable discretion. COMPANY agrees to use its best efforts to respond promptly to CLIENT’s inquiries regarding Talent’s availability. COMPANY also agrees to provide Client with thirty (30) days’ written notice if TALENT will be unavailable to render services hereunder for any consecutive four (4) week period during the Term. If TALENT is unavailable on a date requested by CLIENT (for permitted reasons hereunder), TALENT shall promptly provide CLIENT with two (2) alternate dates wherein TALENT will be available to provide his services. The PARTIES agree that the Work Session will not occur prior to June 1, 2021.

3.5.	Travel:

3.5.1.	In the event that TALENT shall be required by CLIENT to travel to specifically attend a work session outside Mexico City or San Diego, the entire costs of travel, accommodation and meals for TALENT and two (2) persons of his staff will be paid by the CLIENT. Travel shall be at no less than business class flights for TALENT and his companions, with VIP transfers provided on-site and accommodations of one suite for TALENT and deluxe rooms for his companions.

4.	Promotion and Communication:

4.1.	During the INITIAL TERM, the PARTIES shall, at all times, cooperate and collaborate closely in respect of any promotion and/or communication regarding TALENT's Endorsement and the performance of the Services.

4.2.	Furthermore, the Parties agree and the COMPANY shall procure TALENT’s agreement that whenever they or their representatives are interviewed or discussing the other Party, they will do so in a positive manner and shall refrain from making any negative or detrimental comments which would affect their image or Products either during or following the term of this Agreement.

5.	Territory:

5.1.	The “Territory” shall consist of: Mexico, the United States, Guatemala, Honduras, El Salvador, Nicaragua, Costa Rica and Panama in Central America; Colombia, Venezuela, Ecuador, Peru, Bolivia, Brazil, French Guiana, Paraguay, Chile, Argentina, Uruguay, Cuba, Haiti, the Dominican Republic and Puerto Rico.
6.	Media/Usage of Campaign Materials:

6.1.	During the Initial Term, CLIENT shall have the right to use the Campaign Materials in the Territory in/for the applicable “Media/Usage” set forth below as follows: Commercials, (all forms of television), radio, digital videos, Print, digital, internet, promotional and social media.

6.2.	Post-Term Uses: All Campaign Materials which were distributed or placed during the Term of the Agreement that remain in distribution/circulation or on display/exhibition following the expiration of the Term of the Agreement will require to be removal or cessation of any such distribution, circulation, display or exhibition. Social media posts placed during the Term shall not be required to be removed from Client’s platforms.

7.	Exclusivity:

7.1.	COMPANY and TALENT agree that, during the Initial Term and any further term that might be agreed upon thereafter, TALENT will not enter into any other personal services or endorsement contract with any other casino or gambling website or application (“Gambling Platform”). However, CLIENT and BRAND understand and acknowledge that TALENT will likely engage in boxing matches that occur in venues owned by or associated with other gambling platforms, that those matches themselves might be sponsored by other gambling platforms, and that those matches may be broadcast by entities sponsored by still other gambling platforms.

8.	Compensation:

8.1.	In consideration for the Services and rights granted by the COMPANY and TALENT to the CLIENT and BRAND under this Agreement, CLIENT shall pay to the COMPANY a compensation in the form of an endorsement sum (the “Endorsement Fees”) as follows:

8.1.1.	CLIENT shall pay the COMPANY the sum of One million and six hundred thousand U.S. Dollars ($1,600,000) which shall be paid in full within 5 days after the effective date of the present agreement.

8.1.2.	The above stated payment shall be wired to: Bank: Citibank, New York

ABA: [***]

Account Number: [***]

Bank Account Name: [***]For Credit to: [***]

8.1.3.	The COMPANY shall be responsible for, and shall pay, any and all corporate and individual taxes that are measured by net income or profit, or any other direct or indirect taxes, imposed by any governmental authority of any country on COMPANY and/or TALENT and their employees due to the execution of this Agreement.

8.2.	Any additional services that may be requested by Client shall be negotiated in good faith between the Parties. No additional services shall be due, unless and until a written agreement is executed by the Parties.

9.	Term and Termination:

9.1.	This Agreement shall become effective on 16 April 2021 and shall, unless previously terminated run for TWELVE (12) months. It will conclude on 15 April 2022.

9.2.	CLIENT shall have a right of first negotiation for an extension of this Agreement. If CLIENT makes a bona fide offer prior to one hundred twenty (120) days prior to the termination of this Agreement, COMPANY and TALENT shall refrain from negotiation of any other potential personal services agreement with any other Gambling Platform for sixty (60) days thereafter.

9.3.	The aforementioned term notwithstanding, any PARTY may terminate this Agreement in the event of a material breach of the Agreement by another PARTY. Prior to such termination, however, the breaching party must be given written notice of the breach and seven (7) days to cure.

10.	Intellectual Property Rights:

10.1.	Any intellectual property, including, but not limited to logos, trademarks, tradenames, or tradedress owned by any Party shall remain the property of that Party. This Agreement does not transfer, assign, or provide any license to any intellectual property for any Party.

11.	Defense and Indemnity:

11.1.	CLIENT guarantees and covets that it complies with all applicable rules, regulations, and laws in the jurisdiction(s) where it operates. CLIENT agrees to defend, indemnify and hold harmless COMPANY and TALENT and its officers, directors, members, and employees, agents, affiliates and successors and assigns from and against any and all losses, damages, claims, suits, proceedings, liabilities, costs, and expenses (including, without limitation, settlement costs, interest, penalties, and reasonable attorneys’ fees and any reasonable legal or other expenses for investigation or defense of any actions or threatened actions) (collectively “Damages”) which may be imposed on, sustained, incurred or suffered by COMPANY or TALENT. as a result of, relating to, arising out of, or in connection with (a) any negligence or willful misconduct of CLIENT; or (b) any breach of any term or provision of this agreement by CLIENT; or (c) CLIENT’s violation of any rule, regulation, requirement or law of any federal, state or local governmental authority.

12.	Confidentiality:

12.1.	Parties agree that the provisions of this Agreement shall be kept strictly confidential at all times, with the exception of their respective financial and professional advisors and representatives or as may be required by law or any legal or regulatory authority. This Clause shall survive the expiry or termination of this Agreement.

13.	Representations and Warranties:

13.1.	The Parties represent, warrant and covenant that:

13.1.1.	Each Party hereto has the right(s) to grant the rights granted herein and to fully perform all of their respective obligations under this Agreement;

13.1.2.	Any material supplied by any Party under this Agreement will be original to that Party (except for material in the public domain) and will not infringe upon the copyright or any other right or interest of any third party;

13.1.3.	Each Party will be in compliance with all federal, state and local laws, statutes, regulations and ordinances affecting or relating to activities under this Agreement;

13.1.4.	The services performed by any Party will be rendered using sound, professional practices and in accordance with the highest industry standards; and

13.1.5.	There are no claims, litigation or other proceedings pending or threatened against any Party that impacts that Party’s ability to perform hereunder.

14.	Notices:

14.1	For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given:

14.1.1	When personally delivered; or

14.1.2	One business day after being sent by Federal Express (or other nationally recognized overnight express delivery service); or

14.1.3	Three (3) business days after being sent by United States registered or certified mail, return receipt requested, postage prepaid, addressed as first set forth above. Any notices to Agency and Client should be sent with a copy to Attn:

14.2	Any notices to COMPANY and Talent shall be sent with a copy to:

[***]

[***]

[***]

15.	Applicable Law and Arbitration:

15.1.	This Agreement will be construed and enforced under and subject to the laws of the State of California.

15.2.	In the event that any dispute arises out of this Agreement, the Parties hereto agree to meet in good faith in order to resolve the dispute amicably.

15.3.	As the exclusive means of resolving through adversarial dispute resolution any disputes arising out of this agreement – including, but not limited to, including the validity, invalidity, performance, breach, expiry or termination thereof – a party may demand that any such dispute be resolved by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and each party hereby consents to any such disputes being so resolved. Judgment on the award rendered in any such arbitration may be entered in any court having jurisdiction.

15.3.1.	The arbitration shall take place in Los Angeles, California, U.S.A and the language of the procedure shall be English. The arbitral tribunal will be composed of one (1) arbitrator who will be designated in accordance with the Rules.

16.	Final Provisions:

16.1.	The Parties shall not be entitled to transfer any rights and/or obligations under this Agreement, without the prior written approval of the other Party. CLIENT shall nonetheless be entitled to assign its rights and obligations hereunder to any company belonging to the CLIENT, such as but not limited to in the event of a corporate restructuring. Such transfer shall under no circumstances operate so as to change the BRAND which TALENT is endorsing.

16.2.	Nothing in this Agreement shall be construed as establishing a partnership or joint venture between the Parties and neither Party shall have the authority to bind or obligate the other in any manner outside the scope of this Agreement.

16.3.	In case of contradictions and/or discrepancies between this Agreement and any appendices, the Parties agree that the terms of the Agreement shall prevail.

16.4.	Drafting Acknowledgment. By executing the Agreement, the Parties agree that any construction of the intent of the Parties, or language hereof, to be made by a court of law shall be neutral, and that no ambiguity as to any of the terms or provisions of the Agreement shall be construed against any of the Parties hereto as drafter.
16.5.	Integration and Amendment. No other understanding not specifically referred to herein, oral or otherwise, shall be deemed to exist or bind the Parties, and any such understandings, oral or otherwise, not specifically referred to herein shall be merged into this Agreement and superseded by the provisions hereof. This Agreement may be amended only by a subsequent agreement in writing signed by the Parties.

16.6.	Severability. If any provision of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, then such provision shall be excised here from and the remaining provisions of this Agreement and parts thereof shall remain in full force and effect.

16.7.	No Waiver. No waiver of a provision by one Party shall inhibit that Party’s ability to later reasonably enforce said provision.

SIGNED on 14 April 2021 for the Parties by the persons below, each duly authorized.

ACCEPTED AND AGREED:

SA HOLIDAY, INC,		GAMING TECHNOLOGIES, INC.

By:	/s/ [***]	By:	/s/ Jason Drummond
Name:	[***]	Name:	JASON DRUMMOND
Title:	SECRETARY	Title:	CEO

EXHIBIT A

FRONT	BACK

LOGO NAME: VALE.NET

POSITION: BACK/ BELOW BELT

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